Exhibit 99.1

Contact Information:

Investors:	Media:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
John Sweeney, CFA	John Buckley
Director of Investor Relations / Financial Analysis	(212) 986-6667
(516) 390-1526

WEIGHT WATCHERS ANNOUNCES SECOND QUARTER 2004
RESULTS

WOODBURY, N.Y., August 12, 2004 — Weight Watchers International, Inc. (NYSE: WTW) today announced results for the second quarter ended July 3, 2004.

This quarter’s financials include the results of WeightWatchers.com, Inc., our affiliate and licensee, as required by the adoption of FASB’s Interpretation, FIN 46R, Consolidation of Variable Interest Entities.  Accordingly, we are providing financial results both on a consolidated basis and excluding the impact of the consolidation of WeightWatchers.com, Inc.

Weight Watchers International, Inc., Consolidated

For the second quarter of 2004, net revenues increased 2.3% to $264.9 million, as compared to $258.9 million in the prior year period.  Net income was $52.9 million, a decrease of 1.7% from $53.8 million in the second quarter of 2003.  Fully-diluted earnings per share were $0.49 for the quarter as compared to fully-diluted earnings per share of $0.49 in the prior year period.

For the first six months of 2004, net revenues increased 7.1% to $546.3 million, as compared to $510.3 million in the prior year period.  Net income decreased by 5.1% to $89.6 million from $94.4 million in the first six months of 2003.  Fully-diluted earnings per share were $0.83 as compared to fully-diluted earnings per share of $0.86 in the first six months of 2003.  In the first half of 2004, consolidated results include an $0.11 per share one-time charge for the cumulative effect of accounting change.

Weight Watchers International, Inc., Excluding FIN 46R Impact of Consolidation of WeightWatchers.com, Inc.

For the second quarter of 2004, net revenues decreased 5.4% to $244.9 million largely as a result of a worldwide attendance decrease of 7.1%.  Net income was $49.3 million, a decline of 8.4%, and fully-diluted earnings per share were $0.46 compared to $0.49 in the prior year period.

For the first six months of 2004, net revenues increased 3.1% to $526.3 million largely as a result of a worldwide attendance increase of 1.6%.  Net income was $97.9 million.  For the first six months of 2004, net income excluding the first quarter charge for the early extinguishment of debt, net of tax, was $100.0 million compared to $94.4 million in the prior year period.

Fully-diluted earnings per share were $0.91 for the first six months of 2004 compared to $0.86 for the prior year period.  Excluding a $0.02 charge for the early extinguishment of debt, net of tax, fully-diluted earnings per share were $0.93 for the six months ended July 3, 2004.

Commenting on the Company’s results, President and Chief Executive Officer Linda Huett, said, “We are pleased with our international performance, but are disappointed with the continued softness in U.S. attendance.  With the major initiatives we have underway, we fully expect our U.S. operations will end this year with attendance levels running above those at the end of last year.  In recognition of the softness in U.S. attendances through the summer, we are tightening our range by reducing the top end of our 2004 EPS guidance from $1.80 to $1.75.  We now expect 2004 EPS in the range of $1.70 to $1.75, excluding the impact of the WeightWatchers.com, Inc. consolidation and charges associated with the early extinguishment of debt, net of tax.”

Second Quarter Conference Call

The Company has scheduled a conference call today at 5:00 p.m. E.T.  During the conference call, Linda A. Huett, President and CEO, and Ann M. Sardini, CFO, will discuss second-quarter results and answer questions from the investment community.  Live audio of the conference call will be webcast at www.weightwatchersinternational.com.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight loss services, operating in 30 countries through a network of company-owned and franchise operations.  Weight Watchers holds over 46,000 weekly meetings where members receive group support and education about healthy eating patterns, behavior modification and physical activity.  In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the company pursuant to United States securities laws contain discussions of these risks and uncertainties. Weight Watchers International assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review our filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at http://www.sec.gov, at various SEC reference facilities in the United States and via the company’s website at http://www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

	July 3,	January 3,
	2004	2004

ASSETS
Current assets	$107.4	$114.6
Property and equipment, net	17.7	15.7
Goodwill, trademarks and other intangible assets, net	555.2	522.6
Deferred income taxes	93.1	109.8
Deferred financing costs, other	6.4	7.0
TOTAL ASSETS	$779.8	$769.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$156.3	$134.2
Long-term debt and other	415.9	454.3
TOTAL LIABILITIES	572.2	588.5

Shareholders’ equity	207.6	181.2

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$779.8	$769.7

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Month Results
	Consolidated		WWI	WWI
	July 3,	Less Impact	July 3,	June 28,
	2004	of FIN 46R	2004	2003

Revenues, net	$264.9	$20.0	$244.9	$258.9
Cost of revenues	123.0	6.3	116.7	116.2
Gross profit	141.9	13.7	128.2	142.7
Marketing expenses	32.2	6.0	26.2	25.8
Selling, general and administrative expenses	22.7	3.2	19.5	19.3
Operating income	87.0	4.5	82.5	97.6
Interest expense, net	3.9	0.8	3.1	10.8
Other (income) / expense, net	0.2	—	0.2	(0.9)
Income before income taxes	82.9	3.7	79.2	87.7
Provision for income taxes	30.0	0.1	29.9	33.9
Net income	$52.9	$3.6	$49.3	$53.8

Basic Earnings Per Share:
Basic	$0.50	$0.03	$0.47	$0.50
Diluted	$0.49	$0.03	$0.46	$0.49

Weighted average common shares outstanding:
Basic	105.4	105.4	105.4	106.7
Diluted	107.7	107.7	107.7	109.8

	Six Month Results
	Consolidated		WWI	WWI
	July 3,	Less Impact	July 3,	June 28,
	2004	of FIN 46R	2004	2003

Revenues, net	$546.3	$20.0	$526.3	$510.3
Cost of revenues	254.0	6.3	247.7	229.4
Gross profit	292.3	13.7	278.6	280.9
Marketing expenses	78.7	6.0	72.7	67.3
Selling, general and administrative expenses	44.4	3.2	41.2	36.6
Operating income	169.2	4.5	164.7	177.0
Interest expense, net	8.3	0.8	7.5	20.9
Other (income) / expense, net	(3.5)	—	(3.5)	2.2
Early extinguishment of debt	3.3	—	3.3	—
Income before income taxes and cumulative effect of accounting change	161.1	3.7	157.4	153.9
Provision for income taxes	59.6	0.1	59.5	59.5
Income before cumulative effect of accounting change	101.5	3.6	97.9	94.4

Cumulative effect of accounting change, net of tax	(11.9)	(11.9)	—	—
Net income	$89.6	$(8.3)	$97.9	$94.4

Basic Earnings Per Share:
Income before cumulative effect of accounting change	$0.96	$0.03	$0.93	$0.89
Cumulative effect of accounting change	(0.11)	(0.11)	—	—
Net income	$0.85	$(0.08)	$0.93	$0.89

Diluted Earnings Per Share:
Income before cumulative effect of accounting change	$0.94	$0.03	$0.91	$0.86
Cumulative effect of accounting change	(0.11)	(0.11)	—	—
Net income	$0.83	$(0.08)	$0.91	$0.86

Weighted average common shares outstanding:
Basic	105.7	105.7	105.7	106.6
Diluted	108.2	108.2	108.2	109.8

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN MILLIONS)

	Three Month Results		Six Month Results
	Jul 3, 2004	Jun 28, 2003	Jul 3, 2004	Jun 28, 2003

Attendance
North America	8.3	9.7	18.2	18.5
International	7.3	7.1	15.3	14.4
Total Attendance	15.5	16.7	33.5	33.0

Supplemental Attendance Detail
UK	3.6	3.6	7.4	7.1
CE	2.9	2.6	6.1	5.5
Other	0.8	0.8	1.9	1.8
Total International Attendance	7.3	7.1	15.3	14.4

North America
Meeting Fees	95.9	110.7	203.2	206.2
Product Sales	34.3	43.1	76.0	89.3
Total	130.3	153.8	279.2	295.5

International
Meeting fees	66.0	58.0	139.3	116.0
Product Sales	33.0	31.6	77.8	67.4
Total	99.0	89.6	217.0	183.3

Total WWI Sales
Meeting Fees	161.9	168.7	342.4	322.2
Product Sales	67.3	74.7	153.7	156.7
Domestic Franchise Commissions	3.1	4.4	7.4	11.5
Foreign Franchise Commissions	1.6	1.7	3.5	3.4
All Other	10.8	9.3	19.1	16.6
Total WWI Sales	244.9	258.9	526.3	510.3

Note: Totals may not sum due to rounding.  Figures are rounded to the nearest one hundred thousand; percentage changes are based on rounded figures except for attendance percentage changes which are based on rounded figures to the nearest thousand.